As filed with the Securities and Exchange Commission on April 30, 2002.


                                  FILE NO. 811-09569


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940


                                 Amendment No. 4


                    DOW JONES ISLAMIC MARKET INDEX PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)

        Butterfield House, Fort Street, P.O. Box 2330, George Town,
                        Grand Cayman, Cayman Islands, BWI

                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, Including Area Code: (345) 949-4719

         Philip W. Coolidge, 21 Milk Street, Boston, Massachusetts 02109


                     (Name and Address of Agent for Service)

                       Copy to: John E. Baumgardner, Esq.
                               Sullivan & Cromwell
                                125 Broad Street
                               New York, NY 10004

                                EXPLANATORY NOTE

       This Amendment to the Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                Offering Circular







                    DOW JONES ISLAMIC MARKET INDEX PORTFOLIO


















              The date of this Offering Circular is April 30, 2002.














In making an investment decision investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. Beneficial interests in the Dow Jones Islamic Market Index Portfolio (the "Portfolio") have not been recommended by any U.S. Federal or state or non-U.S. securities commissions or regulatory authority. Furthermore, none of the foregoing authorities has confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

Beneficial interests in the Portfolio have not and will not be registered under the Securities Act of 1933, as amended ("1933 Act"), and will be issued solely in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the 1933 Act. Beneficial interests in the Portfolio may not be transferred or resold except as permitted under the 1933 Act and any applicable state or other securities laws pursuant to registration or exemption therefrom. There will be no public market for beneficial interests in the Portfolio, and there is no obligation on the part or any person to register under the 1933 Act or any state securities law.

1.       Investment Objective

The investment objective of the Portfolio is to provide investors with long-term capital growth by investing in a diversified compilation of equity securities considered to be in compliance with Shari'ah principles.

2.       Principal Investment Strategies

The assets of the Portfolio are fully invested, under normal market conditions, in securities that are included in the Dow Jones Islamic Market Index (DJIMI) investable universe, the selection criteria for which are set forth below. Uninvested cash is maintained in the smallest amount reasonably possible and is invested in a manner compliant with Shari'ah principles, including non-interest earning deposits.

                           Shari'ah Selection Criteria

Dow Jones' selection process begins by excluding those firms that do not meet specific business line and financial requirements. The selection criteria and key features for inclusion of a company in the DJIMI and, in turn, the Portfolio are as follows:

Specifically, the DJIMI and the Portfolio exclude firms with the following product lines. These incompatible lines of business are removed from the "universe" of stocks considered for the DJIMI.


o        Alcohol
o        Pork related products
o        Financial services (banking, insurance, etc.)
o Entertainment (hotels, casinos/gambling, cinema, pornography, music, etc.)
o        Tobacco
o        Defense/weapons


Other companies classified in other industry groups may also be excluded if they are deemed by the Dow Jones Shari'ah Supervisory Board to have a material ownership in or revenues from prohibited business activities. After removing companies with unacceptable primary business activities, the remaining universe is tested by three financial-ratio "filters". The purpose is to remove companies with unacceptable financial ratios.

The filters exclude companies if:


o Total debt divided by trailing 12-month average market capitalization is equal to or greater than 33%. (Note: total debt = short term debt + current portion of long-term debt + long-term debt);

o Accounts receivables divided by total assets is equal to or greater than 45%. (Note: accounts receivables = current receivables + long-term receivables); or

o The sum of cash and interest bearing securities divided by trailing 12-month average market capitalization is equal to or greater than 33%.


Companies that pass these screens are included in the DJIMI's investable universe, from which DJIMI components are selected.

                           Shari'ah Supervisory Board

Dow Jones' Shari`ah Supervisory Board has approved of the above criteria and any changes in the Dow Jones' Shari'ah Supervisory Board or the selection criteria are at the sole discretion of Dow Jones. Changes by Dow Jones in the selection criteria or the composition of the DJIMI are reflected in the composition of the Portfolio within a reasonable period of time, which under normal circumstances is within several days after the changes are implemented in the DJIMI.

                                    Benchmark

   The Portfolio seeks to provide a return consistent with the Dow Jones Islamic Market Extra Liquid Indexsm (Index) by matching as closely as possible the return and volatility of the Index. The Index is comprised of the 100 most liquid securities in the DJIMI. There is no guarantee that the Portfolio will achieve the same return as the Index. The Portfolio may purchase a sub-group of equities from those contained in the Index that the Investment Manager believes will best track the Index. When purchasing a sub-group of equities, the Investment Manager considers the cost of acquiring and holding a security as well as the effect on the Fund's total return of not holding that security.

The approximate geographic distribution of the market capitalization of the Index is: Americas (67%), Europe (27%), and Asia (6%).

The following sectors are represented in the Index: Health Care (24%); Technology (26%); Telecommunication (14%); Energy (14%); Consumer Cyclical (7%); Non-Consumer Cyclical (6%); Industrial (5%); Others (3%). The above composition is estimated and will change over time.

3.       Principal Risk Factors

The principal risks of investing in the Portfolio and the circumstances reasonably likely to adversely affect an investment are described below. An investor may lose money by investing in the Portfolio.

The principal risks of investing in the Portfolio are:

o    Market Risk:

     This is the risk that the value of a security held by the Portfolio falls due to changing economic, political or market conditions, or due to a company's individual situation.

o    Index Investing Risk:

     Unlike non-index investment portfolios, the Portfolio is not engaged in buying and selling of securities based upon economic, financial, and market analysis and/or investment judgment. Instead the Portfolio is invested under an indexed investment approach, which attempts to approximate the investment performance and volatility of the Index. Therefore, an investor should not expect to achieve the potentially greater results that could be obtained by investment portfolios that aggressively seek growth or investment portfolios that attempt to limit losses in a falling market.

     The Portfolio uses a model to evaluate the Index's risk factors and may construct a representative sample of the Index that has a similar risk exposure to the Index. The strategy of investing in a representative sample of Index components may result in some deviation between Portfolio performance and that of the Index. The Portfolio's return may also be lower than that of the Index because the Portfolio incurs brokerage commissions, transaction fees and other expenses. However, transaction costs will likely be lower than typical stock funds because of lower portfolio turnover. In addition, the Portfolio's ability to approximate the Index return will depend to a certain extent on cash flow into and out of the Portfolio. Even if the Portfolio's investments were fairly representative of the Index its return could differ because of differences in how the Portfolio and the Index are valued. The Index is valued by Dow Jones, which may use different closing prices, currency exchange rates or dividend reinvestment assumptions than the Portfolio does.

o    Foreign Investment Risk:

     Changes in political or social conditions, diplomatic relations, confiscatory taxation, expropriation, nationalization, limitation on the removal of funds or assets, or imposition of (or change in) exchange control or tax regulations may adversely affect the value of such investments. Changes in government administrations or economic or monetary policies in the United States or other countries could result in appreciation or depreciation of portfolio securities and could favorably or unfavorably affect the operations of the Portfolio. The economies of individual foreign nations differ from the U.S. economy, whether favorably or unfavorably, in areas such as growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. It may be more difficult to obtain and enforce a judgment against a foreign company. Dividends paid by foreign issuers may be subject to withholding and other foreign taxes which may decrease the net return on foreign investments as compared to dividends paid by domestic companies.

     In addition, while the volume of transactions effected on foreign stock exchanges has increased in recent years, in most cases it remains appreciably below that of the New York Stock Exchange. Accordingly, foreign investments are less liquid and their prices are more volatile than comparable investments in securities of U.S. companies. Moreover, the settlement periods for foreign securities, which are often longer than those for securities of U.S. companies, may affect portfolio liquidity. In buying and selling securities on foreign exchanges, fixed commissions are normally paid that are generally higher than the negotiated commissions charged in the United States. In addition, there is generally less government supervision and regulation of securities exchanges, brokers and companies in foreign countries than in the United States.

     The foreign investments made by the Portfolio are made in compliance with the currency regulations and tax laws of the United States and foreign governments. There may also be foreign government regulations and laws that restrict the amounts and types of foreign investments.

     Because securities in the Portfolio are denominated and pay dividends in various currencies, and the Portfolio holds various foreign currencies from time to time, the value of the net assets of the Portfolio as measured in U.S. dollars is affected favorably or unfavorably by changes in exchange rates. The Portfolio also incurs costs in connection with conversion between various currencies.

o    Developing Countries Investment Risk:

     The Portfolio may invest its assets in securities of issuers based in developing countries. Investments in securities of issuers in developing countries may involve a high degree of risk and many may be considered speculative. These investments carry all of the risks of investing in securities of foreign issuers outlined in this section to a heightened degree. These heightened risks include: (i) greater risks of expropriation, confiscatory taxation, nationalization, and less social, political and economic stability;(ii) the small current size of the markets for securities of issuers in developing countries and the currently low or non-existent volume of trading resulting in lack of liquidity and in price volatility; (iii) certain national policies which may restrict the Portfolio's investment opportunities including restrictions on investing in issuers or industries deemed sensitive to relevant national interests; and
     (iv) the absence of developed legal structures governing private or foreign investment and private property.


o    Industry Concentration Risk:

         The Portfolio may have a significant portion of its assets invested in the technology sector. Rapid advances in the technology industry may cause existing products to become obsolete, which could have a negative impact on the Portfolio's returns to the extent it holds an affected company's shares. Companies in a number of technology industries are also subject to government regulations and approval processes that may affect their overall profitability and cause their stock prices to be more volatile.


o    Non-Diversification Risk.

     The Portfolio is classified as "non-diversified" under the 1940 Act, which means that it is not limited by the 1940 Act with respect to the proportion of its assets which may be invested in securities of a single issuer (although certain diversification requirements are imposed by the Internal Revenue Code of 1986, as amended). The increase or decrease in the value of a single stock held by the Portfolio could therefore have a greater impact on the Portfolio and its net asset value may fluctuate more than a comparable diversified fund.

     Shari'ah Investment Risk.

     It is possible that the Shari'ah selection criteria used by Dow Jones to create the Index may result in the Portfolio performing less well than portfolios with similar investment objectives that are not subject to Shari'ah selection criteria. In addition, unlike portfolios that are not subject to Shari'ah governance, the impure portion of any dividends received by the Portfolio are segregated from the assets of the Portfolio and are donated to charitable causes.

     Investments in the Portfolio are neither insured nor guaranteed by the U.S. Government. Beneficial interests in the Portfolio are not deposits of or obligations of, or guaranteed by, Brown Brothers Harriman & Co. or any other bank, and the beneficial interest are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other federal, state or other governmental agency.

4.       Investment Manager and Investment Adviser

         The Investment Manager is Brown Brothers Harriman & Co., Private Bankers, 59 Wall Street, New York, NY 10005, a New York limited partnership established in 1818. The firm is subject to examination and regulation by the Superintendent of Banks of the State of New York and by the Department of Banking of the Commonwealth of Pennsylvania. The firm is also subject to supervision and examination by the Commissioner of Banks of the Commonwealth of Massachusetts.

         Brown Brothers Harriman & Co. provides portfolio management services to the Portfolio. Subject to the general supervision of the Portfolio's Trustees and based upon advice given by Wafra Investment Advisory Group, Inc. (the
"Investment Adviser"), Brown Brothers Harriman & Co. makes the day-to-day investment decisions for the Portfolio, places the purchase and sale orders for portfolio transactions, and generally manages the Portfolio's investments. Brown Brothers Harriman & Co. provides a broad range of investment management services for customers in the United States and abroad. At June 30, 2001, it managed total assets of approximately $38 billion.


     The Portfolio is managed on a day to day basis by a team of individuals, which includes Mr. Jeffrey A. Schoenfeld and Mr. G. Scott Clemons. Mr. Schoenfeld holds a B.A. from the University of California, Berkeley and a M.B.A. from the Wharton School of the University of Pennsylvania. He joined Brown Brothers Harriman in 1984. Mr. Clemons holds an A.B. from Princeton University and is a Chartered Financial Analyst. He joined Brown Brothers Harriman in 1990.


         The Investment Adviser of the Portfolio is Wafra Investment Advisory Group, Inc., 345 Park Avenue, New York, NY 10154, a U.S. registered investment adviser. Founded in 1985, the Investment Adviser together with its affiliate companies manages in excess of $3 billion, specializing in global fund management, securities portfolio management, direct equity investment, real estate investment and private asset management to major financial institutions from the Gulf as well as other companies and high net worth individuals. The Investment Adviser acts as U.S. investment adviser for numerous investment funds and managed accounts, including other Islamic funds and products.

         For the services provided and the expenses borne pursuant to the Investment Management Agreement and the Investment Advisory Agreement, the Investment Manager and the Investment Adviser jointly will receive from the Portfolio as full compensation therefrom an aggregate fee at an annual rate equal to 0.40% of the Portfolio's average daily net assets. This fee will be computed based on net assets at 4:00 P.M. New York time on each day the New York Stock Exchange is open for trading, will be paid monthly during the succeeding calendar month and will be shared between the Investment Manager and the Investment Adviser as from time to time may be agreed upon by the Investment Manager and the Investment Adviser.

5.       Investor Information


The net asset value of the Portfolio is normally determined each day the New York Stock Exchange is open for regular trading. This determination is made once each business day as of 4:00 p.m. New York time. The net asset value of the Portfolio may change on days when an investor will not be able to invest in the Portfolio or reduce all or any portion of its investment in the Portfolio.


The Portfolio determines the value of each security held by the Portfolio with advice from the Investment Manager and Investment Adviser as to the broadest and most representative market for such securities. Any security for which the primary market is on a securities exchange is valued at the last sale price on such exchange on the valuation day or, if no sale occurred on that day, at the most recent quoted bid price on that day. Such securities, as well as other securities for which the primary market is believed to be over-the-counter, are valued at the most recent quoted bid price provided by one or more principal market makers. Securities or other assets for which market prices are not readily available will be valued at their fair value as determined in good faith in accordance with the procedures adopted by the Trustees with the advice of the Investment Manager and Investment Adviser.

Beneficial interests in the Portfolio are issued solely in private placement transactions. Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors." This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act of 1933 (the "1933 Act").

An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the custodian of the Portfolio's account by a Federal Reserve Bank).

The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

An investor in the Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. Except as provided below, the proceeds of a reduction will be paid by the Portfolio in federal funds within five Portfolio business days after the reduction is effected.

The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the New York Stock Exchange is restricted or, if an emergency exists.

The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio.

6.       Additional Information

"Dow Jones" and "Dow Jones Islamic Market Extra Liquid IndexSM" are service marks of Dow Jones & Company, Inc. Dow Jones has no relationship to the Portfolio's Investment Adviser or Investment Manager, other than a licensing agreement.

Dow Jones does not:

o        Sponsor, endorse, sell or promote the Portfolio.

o Recommend that any person invest in the Portfolio or any other securities.

o Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Portfolio.

o Have any responsibility or liability for the administration, management or marketing of the Portfolio.

o Consider the needs of the Portfolio or the owners of the Portfolio in determining, composing or calculating the Index or have any obligation to do so.

Dow Jones will not have any liability in connection with the Portfolio. Specifically, Dow Jones does not make any warranty, express or implied, and Dow Jones disclaims any warranty about:

o The results to be obtained by the Portfolio, the owner of the Portfolio or any other person in connection with the use of the Index and the data included in the Index;

o        The accuracy or completeness of the Index and its data;

o The merchantability and the fitness for a particular purpose or use of the Index and its data;

o Although Dow Jones uses reasonable efforts to comply with its guidelines regarding the selection of components in the Index, Dow Jones disclaims any warranty of compliance with Shari'ah law or other Islamic principles;

o Dow Jones will have no liability for any errors, omissions or interruptions in the Index or its data;

o Under no circumstances will Dow Jones be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if Dow Jones knows that they might occur.

o The licensing agreement between the Portfolio's Investment Manager and Dow Jones is solely for their benefit and not for the benefit of the investors in the Portfolio or any other third parties.

                                     PART B


ITEM 10.  COVER PAGE.

     Not applicable.

     TABLE OF CONTENTS.                                              PAGE

     Portfolio History . . . . . . . . . . . . . . . . . .           B-1
     Description of Portfolio and Its Investments and Risks          B-1
     Management of the Portfolio . . . . . . . . . . . . .           B-4
     Control Persons and Principal Holders . . . . . . . .           B-5
     Investment Advisory and Other Services  . . . . . . .           B-5
     Expense Payment Agreement                                       B-7
     Brokerage Allocation and Other Practices  . . . . . .           B-8
     Capital Stock and Other Securities  . . . . . . . . .           B-9
     Purchase, Redemption and Pricing of
     Securities Being Offered  . . . . . . . . . . . . . .           B-10
     Tax Status  . . . . . . . . . . . . . . . . . . . . .           B-11
     Underwriters  . . . . . . . . . . . . . . . . . . . .           B-12
     Calculations of Performance Data  . . . . . . . . . .           B-12
     Financial Statements  . . . . . . . . . . . . . . . .           B-12

ITEM 11. PORTFOLIO HISTORY.

         The Portfolio is a trust organized under the laws of the State of New York on March 5, 1999.

ITEM 12. DESCRIPTION OF PORTFOLIO AND ITS INVESTMENTS AND RISKS.


         The investment objective of the Dow Jones Islamic Market Index Portfolio (the "Portfolio") is to seek long-term capital growth by investing in a diversified compilation of equity securities considered to be in compliance with Shari'ah principles.


         As of the date of this Part B, the Shari'ah Supervisory Board consists of:

Shaykh Abdul Sattar Abu Ghuddah,   Senior advisor to Albaraka Investment Co. of
Syria                              Saudi Arabia and Syria

Shaykh Justice Muhammed            Shaykh Usmani has been a member of the
Usmani, Pakistan                   Supreme Court of Pakistan since 1982.
                                   He is Deputy Chairman of the Islamic Fiqh
                                   Academy, Jeddah, and chairman or members of more than a dozen Shari'ah supervisory boards.

Shaykh Yaquby, Bahrain             Shaykh Mizam Yaquby is a renowned Shari'ah
                                   scholar and advisor to numerous Islamic
                                   banks and companies, including Abu Dhabi
                                   Islamic Bank, Islamic Investment Company of the Gulf, Bahrain and the Arab Islamic Bank,
                                   Bahrain. He Pursued traditional Islamic studies in Mecca, India and Morocco under the guidance of eminent Islamic scholars, including Shaykh Abdullah Al-Farisi and
                                   Shaykh Muhammad Salah Al-Abbasi. He holds a
                                   B.A. in Economics and Comparative Religion from McGill University, Toronto. He is a
                                   Ph.D. candidate in Islamic Law at the
                                   University of Wales. Shaykh Yaquby has
                                   published several books on Islam law and is a
frequent speaker at Islamic conferences.

Shaykh Dr. Mohamed Ali Eligari,    Dr. Mohamed Ali Elgari is the director of
Saudi Arabia                       the Center for Research in Islamic Economics
                                   at King Abdulaziz University in Jeddah. He is also a member of the OIC Fiqh Council.Dr.
                                   Elgari serves as a consultant to Islamic banks and has served on the consulting committee that counseled the Government of Pakistan on the Islamization of its banking system. Dr. Elgari holds a Ph.D. in Economics from the University of California.

Shaykh Yusuf Tala DeLorenzo,       Shaykh  Yusuf Talal DeLorenzo is currently
United States                      a Shari'ah consultant/advisor and
                                   translator/researcher for the
                                   institution   of   Islamic    Banking,
                                   London,  and PCS Inc.,  Reston, VA. He
                                   holds an M.A. in Islamic  Studies from
                                   Jami'ah al Ulum al Islamiyah (Karachi)
                                   and  is a  doctoral  candidate  at the
                                   Hartford  Seminary.  Shaykh  DeLorenzo
                                   produced the first systematic academic
                                   translation   in   English   of  legal
                                   rulings  issued by  Shari'ah  advisory
                                   boards on the operations of Islamic
                                                 banks. He has also authored
                                   original research in Islamic studies,
                                   including Islamic banking and law, in
                                   English, Arabic and Urdu.


Periodic Review

         The DJIMI is reviewed quarterly and annually by the Shari'ah Supervisory Board and by Dow Jones for consideration of exclusion or inclusion of components. In addition, the Index is reviewed on an on-going basis to contemplate changes as a result of extraordinary events (e.g. delisting, bankruptcy, merger, takeover, etc.).


     The following discussion supplements the information regarding the investment objective of the Portfolio and the policies to be employed to achieve this objective as set forth above and in Part A.

         EQUITY INVESTMENTS

         Equity investments may or may not pay dividends and may or may not carry voting rights. Common stock occupies the most junior position in a company's capital structure. Convertible securities entitle the holder to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time and to receive interest or dividends until the holder elects to convert. The provisions of any convertible security determine its ranking in a company's capital structure. In the case of subordinated convertible debentures, the holder's claims on assets and earnings are subordinated to the claims of other creditors, and are senior to the claims of preferred and common shareholders. In the case of convertible preferred stock, the holder's claims on assets and earnings are subordinated to the claims of all creditors and are senior to the claims of common shareholders.

         FOREIGN EXCHANGE CONTRACTS

     Foreign exchange contracts are made with currency dealers, usually large commercial banks and financial institutions. Although foreign exchange rates are volatile, foreign exchange markets are generally liquid with the equivalent of approximately $500 billion traded worldwide on a typical day.

         OTHER INVESTMENT TECHNIQUES

     Cash is held for the Portfolio in demand deposit accounts with Brown Brothers Harriman & Co. as the Portfolio's custodian bank (the "Custodian").

     RESTRICTED SECURITIES. Securities that have legal or contractual restrictions on their resale may be acquired for the Portfolio. The price paid for these securities, or received upon resale, may be lower than the price paid or received for similar securities with a more liquid market. Accordingly, the valuation of these securities reflects any limitation on their liquidity. (See "Investment Restrictions".)

     WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. Securities may be purchased for the Portfolio on a when-issued or delayed delivery basis. For example, delivery and payment may take place a month or more after the date of the transaction. The purchase price and the interest rate payable on the securities, if any, are fixed on the transaction date. The securities so purchased are subject to market fluctuation and no income accrues to the Portfolio until delivery and payment take place. At the time the commitment to purchase securities on a when-issued or delayed delivery basis is made, the transaction is recorded and thereafter the value of such securities is reflected each day in determining the Portfolio's net asset value. The Portfolio maintains with the Custodian a separate account with a segregated portfolio of securities in an amount at least equal to these commitments. At the time of its acquisition, a when-issued or delayed delivery security may be valued at less than the purchase price. Commitments for such when-issued or delayed delivery securities are made only when there is an intention of actually acquiring the securities. On delivery dates for such transactions, such obligations are met from maturities or sales of securities and/or from cash flow. If the right to acquire a when-issued or delayed delivery security is disposed of prior to its acquisition, the Portfolio could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. When-issued or delayed delivery commitments for the Portfolio may not be entered into if such commitments exceed in the aggregate 15% of the market value of its total assets, less liabilities other than the obligations created by when-issued or delayed delivery commitments.

     INVESTMENT COMPANY SECURITIES. Subject to applicable statutory and regulatory limitations, the assets of the Portfolio may be invested in shares of other investment companies. Under the 1940 Act, assets of the Portfolio may be invested in shares of other investment companies in connection with a merger, consolidation, acquisition or reorganization or if immediately after such investment (i) 10% or less of the market value of the Portfolio's total assets could be so invested, (ii) 5% or less of the market value of the Portfolio's total assets would be invested in the shares of any one such company, and (iii) 3% or less of the total outstanding voting stock of any other investment company would be owned by the Portfolio. As a shareholder of another investment company, the Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Portfolio bears directly in connection with its own operations.

         ADDITIONAL INVESTMENT INFORMATION

     In response to adverse market, economic, political or other conditions, the Portfolio may make temporary investments that are not consistent with its investment objective and principal investment strategies. Such investments may prevent the Portfolio from achieving its investment objective.

         INVESTMENT RESTRICTIONS

     The Portfolio is operated under the following investment restrictions which are deemed fundamental policies and may be changed only with the approval of the holders of a "majority of the outstanding voting securities" as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Portfolio. As used in this Part B, the term "majority of the outstanding voting securities" as defined in the 1940 Act currently means the vote of (i) 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present in person or represented by proxy; or
(ii) more than 50% of the outstanding voting securities, whichever is less.

         The Portfolio may not:

     (1) borrow money or mortgage or hypothecate its assets except that in an amount not to exceed 1/3 of the current value of its net assets and in a manner not to contravene Islamic Shari'ah principles, it may borrow money as a temporary measure for extraordinary or emergency purposes, and except that it may pledge, mortgage or hypothecate not more than 1/3 of such assets to secure such borrowings (it is intended that money will be borrowed only from banks and only either to accommodate requests for the withdrawal of part or all of an interest in the Portfolio, as the case may be, while effecting an orderly liquidation of portfolio securities or to maintain liquidity in the event of an unanticipated failure to complete a portfolio security transaction or other similar situations), and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a captive insurance company sponsored by the Investment Company Institute

     (2) earn interest on its capital;

     (3) purchase any security which is not included in the Dow Jones Islamic Market Index (SM);

     (4) hold uninvested cash in interest bearing deposits or invest such uninvested cash in a manner that would not be in compliance with Shari'ah principles;

     (5) acquire the securities of one issuer if upon such purchase the value of the Portfolio's holdings of such securities would exceed 10% of its net assets;

     (6) invest in fixed income investments;

     (7) underwrite securities issued by other persons except insofar as it may technically be deemed an underwriter under the Securities Act of 1933, as amended (the "1933 Act") in selling a portfolio security;

     (8) purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts in the ordinary course of business (the freedom of action to hold and to sell real estate acquired as a result of the ownership of securities is reserved);

     (9) concentrate its investments in any particular industry, but if it is deemed appropriate for the achievement of its investment objective, up to 25% of its assets, at market value at the time of each investment, may be invested in any one industry;

     (10) issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

     The Portfolio will interpret fundamental restriction (10) above as prohibiting the Portfolio from issuing any senior security except to the extent permitted under the 1940 Act, as interpreted or modified from time to time by any authorized regulatory authority.

     NON-FUNDAMENTAL RESTRICTIONS. The Portfolio may not as a matter of operating policy: (i) purchase securities of any investment company if such purchase at the time thereof would cause more than 10% of its total assets (taken at the greater of cost or market value) to be invested in the securities of such issuers or would cause more than 3% of the outstanding voting securities of any such issuer to be held for it; (ii) knowingly invest in securities which are subject to legal or contractual restrictions on resale if, as a result thereof, more than 10% of its net assets (taken at market value) would be so invested; (iii) enter into forward contracts and write, purchase or sell any put or call option or any combination thereof, provided that this shall not prevent the purchase, ownership, holding or sale of warrants where the grantor of the warrants is the issuer of the underlying securities; purchase any security or evidence of interest therein on margin; or (iv) make short sales of securities or maintain a short position, unless at all times when a short position is open it owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short, and unless not more than 10% of its net assets (taken at market value) is represented by such securities, or securities convertible into or exchangeable for such securities, at any one time (it is the present intention of management to make such sales only for the purpose of deferring realization of gain or loss for federal income tax purposes; such sales would not be made of securities subject to outstanding options).

     These policies are not fundamental and may be changed without investor approval. As a matter of operating policy, the Portfolio does not borrow money or lend its securities.


         PERCENTAGE RESTRICTIONS. If a percentage restriction on investment or utilization of assets set forth herein or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the portfolio securities of a portfolio security is not considered a violation of policy.

ITEM 13.  MANAGEMENT OF THE PORTFOLIO.



           Information pertaining to the Trustees and executive officers of the Portfolio is set forth below.

----------------------- -------------- ------------------ ------------------------ ---------------- -----------------
                                                                                   Number of
                                                                                   Funds in Fund    Other
                                       Term of Office#    Principal                Complex          Director-ships
                        Position       and Length of      Occupation(s) During     Overseen by      Held by Trustee
Name, Address, and Age  Held with      Time Served        Past 5 Years             Trustee
                        Portfolio
----------------------- -------------- ------------------ ------------------------ ---------------- -----------------
----------------------- -------------- ------------------ ------------------------ ---------------- -----------------
Trustees:
----------------------- -------------- ------------------ ------------------------ ---------------- -----------------
----------------------- -------------- ------------------ ------------------------ ---------------- -----------------
Richard L. Carpenter    Trustee        Since 1999         Retired; Director of     1                Trustee of
(aged 68) - 10820                                         Investments,                              Islamic Global
North La Quinta Drive,                                    Pennsylvania Public                       Equity Fund, BBH
Tucson, AZ  85737                                         School Employees'                         Trust, BBH Fund,
                                                          Retirement System                         Inc. and BBH
                                                          (until December 1997).                    Portfolios*
----------------------- -------------- ------------------ ------------------------ ---------------- -----------------
----------------------- -------------- ------------------ ------------------------ ---------------- -----------------
Clifford A. Clark       Trustee        Since 1999         Retired.                 1                Trustee of
(aged 71) - 42 Clowes                                                                               Islamic Global
Drive, Falmouth, MA                                                                                 Equity Fund, BBH
02540                                                                                               Trust, BBH Fund,
                                                                                                    Inc. and BBH
                                                                                                    Portfolios
----------------------- -------------- ------------------ ------------------------ ---------------- -----------------
----------------------- -------------- ------------------ ------------------------ ---------------- -----------------
J. Angus Ivory (aged    Trustee        Since 1999         Retired; Director of     1                Trustee of
69) - Greenway Farm,                                      Brown Brothers Harriman                   Islamic Global
Tockenham, Swindon,                                       Ltd. (subsidiary of                       Equity Fund, BBH
Wiltshire, SN4 7PP                                        Brown Brothers Harriman                   Trust, BBH Fund,
England                                                   & Co.) (until December                    Inc. and BBH
                                                          2001); Director of Old
                                                          Portfolios Daily
                                                          Saddlery (1992 to
                                                          present); Advisor, RAF
                                                          Central Fund (1992 to
                                                          present).
----------------------- -------------- ------------------ ------------------------ ---------------- -----------------
----------------------- -------------- ------------------ ------------------------ ---------------- -----------------
Officers:
----------------------- -------------- ------------------ ------------------------ ---------------- -----------------
----------------------- -------------- ------------------ ------------------------ ---------------- -----------------
Philip W. Coolidge      President      Since 1990         Co-Chief Executive       N/A              N/A
(aged 50) - 21 Milk                                       Officer of Signature
Street, 5th Floor,                                        Financial Group, Inc.
Boston, MA  02109                                         ("SFG"), Signature
                                                          Broker-Dealer Services,
                                                          Inc. ("SBDS"), 59 Wall
                                                          Street Administrators,
                                                          Inc. ("59 Wall Street
                                                          Administrators") and 59
                                                          Wall Street
                                                          Distributors, Inc. ("59
                                                          Wall Street
                                                          Distributors");
                                                          President of all
                                                          registered investment
                                                          companies in BBH Fund
                                                          complex (currently 12)
                                                          and Islamic Global
                                                          Equity Fund.
----------------------- -------------- ------------------ ------------------------ ---------------- -----------------
----------------------- -------------- ------------------ ------------------------ ---------------- -----------------
Linwood C. Downs (aged  Treasurer      Since 1999         President and Chief      N/A              N/A
40) - 21 Milk Street,                                     Operating Officer of
5th Floor, Boston, MA                                     SFG; Treasurer of SBDS,
02109                                                     59 Wall Street
                                                          Administrators and 59
                                                          Wall Street
                                                          Distributors;
                                                          Treasurer of all
                                                          registered investment
                                                          companies in BBH Fund
                                                          complex (currently 12)
                                                          and Islamic Global
                                                          Equity Fund.
----------------------- -------------- ------------------ ------------------------ ---------------- -----------------
----------------------- -------------- ------------------ ------------------------ ---------------- -----------------
Christine D. Dorsey     Secretary      Since February     Vice President of SFG;   N/A              N/A
(aged 31) - 21 Milk                    2001               Secretary of SBDS, 59
Street, 5th Floor,                                        Wall Street
Boston, MA  02109                                         Administrators and 59
                                                          Wall Street
                                                          Distributors;
                                                          Secretary (since
                                                          February 2001) and
                                                          Assistant Secretary
                                                          (December 1996 -
                                                          February 2001) of all
                                                          registered investment
                                                          companies in BBH Fund
                                                          complex (currently
                                                          12); Secretary of
                                                          Islamic Global Equity
                                                          Fund.
----------------------- -------------- ------------------ ------------------------ ---------------- -----------------
----------------------- -------------- ------------------ ------------------------ ---------------- -----------------
Susan Jakuboski (aged   Assistant      Since 1995         Assistant Treasurer,     N/A              N/A
37) - 21 Milk Street,   Treasurer and                     Assistant Secretary and
5th Floor, Boston, MA   Assistant                         Vice President of
02109                   Secretary                         Signature Financial
                                                          Group (Cayman)
                                                          Limited; Vice
                                                          President of SFG;
                                                          Assistant Treasurer
                                                          and Assistant
                                                          Secretary of Signature
                                                          Broker-Dealer
                                                          Services, Inc., 59
                                                          Wall Street
                                                          Administrators and 59
                                                          Wall Street
                                                          Distributors;
                                                          Assistant Treasurer
                                                          and Assistant
                                                          Secretary of all
                                                          registered investment
                                                          companies in BBH Fund
                                                          complex (currently 12)
                                                          and Islamic Global
                                                          Equity Fund.
----------------------- -------------- ------------------ ------------------------ ---------------- -----------------
----------------------- -------------- ------------------ ------------------------ ---------------- -----------------
Kate T. Alen (aged 42)  Assistant      Since August 2001  Vice President of SFG    N/A              N/A
- 21 Milk Street, 5th   Secretary                         (since February 2001);
Floor, Boston, MA                                         Assistant Secretary
02109                                                     (since August 2001) of
                                                          all registered
                                                          investment companies
                                                          in BBH Fund complex
                                                          (currently 12) and
                                                          Islamic Global Equity
                                                          Fund; Associate,
                                                          Dechert (law firm)
                                                          (September 1994 -
                                                          February 2001).
----------------------- -------------- ------------------ ------------------------ ---------------- -----------------


# Each Trustee of the Portfolio holds office (except in the event of the Trustee's death, resignation, retirement or removal in accordance with the Portfolio's Declaration of Trust) until his or her successor has been chosen in accordance with the Portfolio's Declaration of Trust, By-Laws and applicable law. Each officer of the Portfolio holds office until his or her successor is chosen and qualified (subject to the ability of the Trustees to remove any officer in accordance with the Portfolio's By-laws).

*     The BBH Portfolios consist of the following active investment companies:
      BBH U.S. Money Market Portfolio, BBH International Equity Portfolio, BBH U.S. Equity Portfolio, BBH European Equity Portfolio, BBH Pacific Basin Equity Portfolio, BBH High Yield Fixed Income Portfolio, BBH Broad Market Fixed Income Portfolio and BBH Global Equity Portfolio.


BOARD OF TRUSTEES

         The Portfolio's Trustees, in addition to supervising the actions of the Portfolio's Investment Adviser, the Administrator and the Placement Agent, as set forth below, decide upon matters of general policy with respect to the Portfolio. The Board meets at least quarterly to review the investment performance of the Portfolio and other operational matters, including policies and procedures designed to promote compliance with various regulatory requirements. At least annually, the Trustees of the Portfolio who are not "interested persons" thereof (as defined in the 1940 Act) (the "Independent Trustees") review the fees paid to the Investment Adviser for investment advisory services, and evaluate, among other things, the quality of such services and comparative fee information with respect to similar investment companies. The Independent Trustees are assisted in this process by independent legal counsel. As of the date of this Part B, no Trustee of the Portfolio is an "interested person" of the Portfolio.

         The Independent Trustees serve on an Audit Committee that selects the independent public accounts for the Fund and review accounting policies and controls. The Audit Committee held four meetings during the last fiscal year.

     The Portfolio's Trustees receive no compensation for their services. By virtue of the responsibilities assumed by the Investment Adviser, Investment Manager and the Administrator, the Portfolio requires no employees other than its officers, and none of its officers devote full time to the affairs of the Portfolio or receive any compensation from the Portfolio.


ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.


         As of April 15, 2002, Albaraka Dow Jones Islamic Index Fund owned 99% of the outstanding beneficial interests in the Portfolio.


     Interest holders owning more than 25% of the outstanding beneficial interests in the Portfolio have informed the Portfolio that whenever it is requested to vote on matters pertaining to the Portfolio (other than a vote by the Portfolio to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), it will hold a meeting of its investors and will cast its vote as instructed by those investors.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

     Under the Investment Management Agreement with the Portfolio, subject to the general supervision of the Portfolio's Trustees and in conformance with the stated policies of the Portfolio, Brown Brothers Harriman & Co. (the "Investment Manager") provides investment management services to the Portfolio. The Investment Manager will make all investment decisions for the Portfolio based upon the advice given by Wafra Investment Advisory Group, Inc. (the "Investment Adviser") but subject to the overall direction and control of the Trustees of the Portfolio.

     The investment management services of Brown Brothers Harriman & Co. to the Portfolio are not exclusive under the terms of the Investment Management Agreement. Brown Brothers Harriman & Co. is free to and does render investment management services to others, including other registered investment companies.

         The Investment Management Agreement between Brown Brothers Harriman & Co. and the Portfolio is dated March 5, 1999 and remains in effect for two years from such date and thereafter, but only as long as the agreement is specifically approved at least (see "Investment Manager") annually (i) by a vote of the holders of a "majority of the outstanding voting securities as defined in the 1940 Act" of the Portfolio, or by the Portfolio's Trustees, and (ii) by a vote of a majority of the Trustees of the Portfolio who are not parties to the Investment Management Agreement or "interested persons" (as defined in the 1940
Act) of the Portfolio ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval. The Investment Management Agreement was most recently approved by the Independent Trustees on August 7, 2001. The Investment Management Agreement terminates automatically if assigned and is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio or by a vote of the holders of a "majority of the outstanding voting securities as defined in the 1940 Act" of the Portfolio on three months' written notice to Brown Brothers Harriman & Co. and by Brown Brothers Harriman & Co. on three months' written notice to the Portfolio.

     Under its Investment Advisory Agreement with the Portfolio, subject to the general supervision of the Portfolio's Trustees and in conformance with the stated policies of the Portfolio, Wafra Investment Advisory Group, Inc. (the "Investment Adviser") provides investment advisory services to the Portfolio.

     The investment advisory services of the Investment Adviser to the Portfolio are not exclusive under the terms of the Investment Advisory Agreement. The Investment Adviser is free to and does render investment advisory services to others, including other registered investment companies.

         The Investment Advisory Agreement between Wafra Investment Advisory Group, Inc. and the Portfolio is dated March 5, 1999 and remains in effect for two years from such date and thereafter, but only as long as the agreement is specifically approved at least annually in the same manner as the Investment Management Agreement. The Investment Advisory Agreement was most recently approved by the Independent Trustees on August 7, 2001. The Investment Advisory Agreement terminates automatically if assigned and is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio or by a vote of the holders of a "majority of the outstanding voting securities as defined in the 1940 Act" of the Portfolio on 60 days' written notice to the Investment Adviser and by the Investment Adviser on 90 days' written notice to the Portfolio.


     The Investment Adviser and the Investment Manager jointly receive from the Portfolio a fee calculated daily and paid monthly at an annual rate equivalent to 0.40% of the Portfolio's average daily net assets. For the period July 1, 1999 (commencement of operations) to December 31, 1999, the Portfolio incurred $30,655 in investment management/advisory fees (of which the Investment Adviser received $_______ and the Investment Manager received $_______). For the fiscal year ended December 31, 2000, the Portfolio incurred $73,495 in investment management/advisory fees (of which the Investment Adviser received $46,182 and the Investment Manager received $27,313). For the fiscal year ended December 31, 2001, the Portfolio incurred $93,615 in investment management/advisory fees (of which the Investment Advisor and the Investment Manager each received $46,807).

         ADMINISTRATOR. Brown Brothers Harriman Trust Company, LLC acts as the Administrator of the Portfolio (the "Administrator"). Brown Brothers Harriman Trust Company, LLC is a wholly-owned subsidiary of Brown Brothers Harriman & Co.

         Brown Brothers Harriman Trust Company, LLC, in its capacity as Administrator, administers all aspects of the Portfolio's operations subject to the supervision of the Trustees except as set forth above under "Investment Adviser" and "Investment Manager". In connection with its responsibilities as Administrator and at its own expense, Brown Brothers Harriman Trust Company, LLC
(i) provides the Portfolio with the services of persons competent to perform such supervisory, administrative and clerical functions as are necessary in order to provide effective administration of the Portfolio, including the maintenance of certain books and records, receiving and processing requests for increases and decreases in the beneficial interests in the Portfolio, notification to the Investment Adviser of available funds for investment, reconciliation of account information and balances between the Custodian and the Investment Adviser, and processing, investigating and responding to investor inquiries; (ii) oversees the performance of administrative and professional services to the Portfolio by others, including the Custodian; (iii) provides the Portfolio with adequate office space and communications and other facilities; and (iv) prepares and/or arranges for the preparation, but does not pay for, the periodic updating of the Portfolio's registration statement for filing with the Securities and Exchange Commission (the "SEC"), and the preparation of tax returns for the Portfolio and reports to investors and the SEC.


         For the services rendered to the Portfolio and related expenses borne by Brown Brothers Harriman Trust Company, LLC as Administrator of the Portfolio, Brown Brothers Harriman Trust Company, LLC receives from the Portfolio a fee, computed daily and paid monthly, at an annual rate equal to 0.05% of the average daily net assets of the Portfolio that are not in excess of $50 million and at an annual rate equal to 0.01% of the average daily net assets of the Portfolio in excess of $50 million. The Administrator shall receive a minimum annual fee from the Portfolio equal to $20,000. For the period July 1, 1999 (commencement of operations) to December 31, 1999, the Portfolio incurred $10,000 in administration fees. For the fiscal years ended December 31, 2000 and 2001, the Portfolio incurred $20,000 in each year in administration fees.


         The Administration Agreement between the Portfolio and Brown Brothers Harriman Trust Company, LLC (dated March 5, 1999) will remain in effect for successive annual periods, but only so long as the agreement is specifically approved at least annually in the same manner as the Investment Management Agreement. The Independent Trustees most recently approved the Portfolio's Administration Agreement on August 7, 2001. The agreement will terminate automatically if assigned by either party thereto and is terminable by the Portfolio at any time without penalty by a vote of a majority of the Trustees of the Portfolio, or by a vote of the holders of a "majority of the outstanding voting securities as defined in the 1940 Act" of the Portfolio. The Portfolio's Administration Agreement is terminable by the Trustees of the Portfolio or by investors in the Portfolio on 60 days' written notice to Brown Brothers Harriman Trust Company, LLC. The agreement is terminable by the Administrator on 90 days' written notice to the Portfolio.

         PLACEMENT AGENT


     The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. Signature Broker-Dealer Services, Inc. ("SBDS"), acting as agent for the Portfolio, serves as the placement agent of interests in the Portfolio. SBDS receives no compensation for serving as placement agent.


         EXPENSE PAYMENT AGREEMENT


         Under an agreement dated August 10, 1999, Brown Brothers Harriman Trust Company, LLC pays the expenses of the Portfolio, other than fees paid to Brown Brothers Harriman Trust Company, LLC under the Portfolio's Administration Agreement and other than expense relating to the organization of the Portfolio. In return, Brown Brothers Harriman Trust Company, LLC receives a fee from the Portfolio such that after such payment the aggregate expenses of the Portfolio do not exceed an agreed upon annual rate, currently 0.57% of the average daily net assets of the Portfolio. Such fees are computed daily and paid monthly. For the period July 1, 1999 (commencement of operations) to December 31, 1999, Brown Brothers Harriman Trust Company, LLC incurred $127,202 in expenses on behalf of the Portfolio, including $30,655 in investment management/advisory fees, $10,000 in administration fees and $44,667 in custody fees. For the fiscal year ended December 31, 2000, Brown Brothers Harriman Trust Company, LLC incurred $349,960 in expenses on behalf of the Portfolio, including $73,495 in investment management/advisory fees, $20,000 in administration fees and $134,378 in custody fees. For the fiscal year ended December 31, 2001, Brown Brothers Harriman Trust Company, LLC incurred $433,148 in expenses on behalf of the Portfolio, including $93,615 in investment management/advisory fees, $20,000 in administration fees and $138,549 in custody fees.


         CUSTODIAN

     Brown Brothers Harriman & Co., 59 Wall Street, New York, NY 10005, is the Custodian for the Portfolio.

     As Custodian, Brown Brothers Harriman & Co. is responsible for maintaining books and records of portfolio transactions and holding the Portfolio's securities and cash pursuant to a custodian agreement with the Portfolio. Cash is held for the Portfolio in demand deposit accounts at the Custodian. Subject to the supervision of the Administrator, the Custodian maintains the accounting and portfolio transaction records for the Portfolio and each day computes the net asset value and net income of the Portfolio.

         INDEPENDENT AUDITORS

         Deloitte & Touche LLP are the independent auditors of the Portfolio.

         CODE OF ETHICS

         The Portfolio, the Investment Adviser, the Investment Manager and the Placement Agent each have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act. Each code of ethics permits personnel subject to such code of ethics to invest in securities, including securities that may be purchased or held by the Portfolio. However, the codes of ethics contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Portfolio. Of course, there can be no assurance that the codes of ethics will be effective in identifying and addressing all conflicts of interest relating to personal securities transactions. The code of ethics of the Portfolio, the Investment Adviser, the Investment Manager and the Placement Agent are on file with and are available from the SEC.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.


     The Portfolio is managed actively in pursuit of its investment objective. Securities are not traded for short-term profits but, when circumstances warrant, securities are sold without regard to the length of time held. A 100% annual turnover rate would occur, for example, if all portfolio securities (excluding short-term obligations) were replaced once in a period of one year. For the period July 1, 1999 (commencement of operations) to December 31, 1999 and the fiscal years ended December 31, 2000 and 2001, the portfolio turnover rate was 7%, 43% and 106%, respectively. The amount of brokerage commissions and taxes on realized capital gains to be borne by investors tend to increase as the level of portfolio activity increases.


         In effecting securities transactions the Investment Manager seeks to obtain the best price and execution of orders. In selecting a broker, the Investment Manager considers a number of factors, including: the broker's ability to execute orders without disturbing the market price; the broker's reliability for prompt, accurate confirmations and on-time delivery of securities; the broker's financial condition and responsibility; the research and other information provided by the broker; and the commissions charged. Accordingly, the commissions charged by any such broker may be greater than the amount another firm might charge if the Investment Manager determines in good faith that the amount of such commissions is reasonable in relation to the value of the brokerage services and research information provided by such broker.


     For the period July 1, 1999 (commencement of operations) to December 31, 1999 and the fiscal years ended December 31, 2000 and 2001, the aggregate commissions paid by the Portfolio were $49,786, $37,630 and $82,745, respectively.


         Portfolio securities are not purchased from or sold to the Administrator, Distributor, Investment Adviser or Investment Manager or any "affiliated person" (as defined in the 1940 Act)of the Administrator, Distributor Investment Adviser or Investment Manager when such entities are acting as principals, except to the extent permitted by law. The Portfolio uses Brown Brothers Harriman & Co., an "affiliated person" of the Portfolio, as one of the Portfolio's principal brokers in the purchase and sale of securities when, in the judgment of the Investment Manager, that firm will be able to obtain a price and execution at least as favorable as other qualified brokers. As one of the Portfolio's principal brokers, Brown Brothers Harriman & Co. receives brokerage commissions from the Portfolio.

        The use of Brown Brothers Harriman & Co. as a broker for the Portfolio is subject to the provisions of Rule 11a2-2(T) under the Securities Exchange Act of 1934 which permits the Portfolio to use Brown Brothers Harriman & Co. as a broker provided that certain conditions are met.

        In addition, under the 1940 Act, commissions paid by the Portfolio to Brown Brothers Harriman & Co. in connection with a purchase or sale of securities offered on a securities exchange may not exceed the usual and customary broker's commission.


     For the fiscal years ended December 31, 2000 and 2001, total transactions with a principal value of $20,191,987 and $60,827,461, respectively, were effected for the Portfolio of which transactions with a principal value of $10,139,212 and $44,059,036, respectively, were effected by Brown Brothers Harriman & Co. (involving payments of commissions to Brown Brothers Harriman & Co. of $13,426 and 63,791, respectively).

     For the fiscal years ended December 31, 2000 and 2001, 35.6% and 77.1%, respectively, of the Portfolio's aggregate commissions were paid to Brown Brothers Harriman & Co. For the same periods, transactions effected by Brown Brothers Harriman & Co. which involved payments of commissions to Brown Brothers Harriman & Co. represented 45.2% and 72.1%, respectively, of the total transactions effected by the Portfolio.


         The Investment Manager may direct a portion of the Portfolio's securities transactions to certain unaffiliated brokers which in turn use a portion of the commissions they receive from the Portfolio to pay other unaffiliated service providers on behalf of the Portfolio for services provided for which the Portfolio would otherwise be obligated to pay. Such commissions paid by the Portfolio are at the same rate paid to other brokers for effecting similar transactions in listed equity securities.

         Research services provided by brokers to which Brown Brothers Harriman & Co. has allocated brokerage business in the past include economic statistics and forecasting services, industry and company analyses, portfolio strategy services, quantitative data, and consulting services from economists and political analysts. Research services furnished by brokers are used for the benefit of all the Investment Manager's clients and not solely or necessarily for the benefit of the Portfolio. The Investment Manager believes that the value of research services received is not determinable and such research does not significantly reduce its expenses. The Portfolio does not reduce the fee paid to the Investment Manager and Investment Adviser by any amount that might be attributable to the value of such services.

         On those occasions when Brown Brothers Harriman & Co. deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other customers, Brown Brothers Harriman & Co., to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions, if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction are made by Brown Brothers Harriman & Co. in the manner it considers to be most equitable and consistent with its fiduciary obligations to its customers, including the Portfolio. In some instances, this procedure might adversely affect the Portfolio.

         A committee of independent Trustees from time to time reviews, among other things, information relating to the commissions charge by Brown Brothers Harriman & Co. to the Portfolio and to its other customers and information concerning the prevailing level of commissions charge by other qualified brokers. In addition, the procedures pursuant to which Brown Brothers Harriman & Co. effects brokerage transactions for the Portfolio are reviewed and approved no less often than annually by a majority of the independent Trustees.

        For the period July 1, 1999 (commencement of operations) to December 31, 1999, total transactions with a principal value of $28,204,010 were effected for the Portfolio of which transactions with a principal value of $9,964,170 were effected by Brown Brothers Harriman & Co. which involved payments of commissions to Brown Brothers Harriman & Co. of $3,076.

        For the period July 1, 1999 (commencement of operations) to December 31, 1999, 6.2% of the Portfolio's aggregate commissions were paid to Brown Brothers Harriman & Co. For the same period, transactions effected for the Portfolio by Brown Brothers Harriman & Co. which involved payments of commissions to Brown Brothers Harriman & Co. represented 35.3% of total transactions effected for the Portfolio.

         A committee, comprised of officers and partners of Brown Brothers Harriman & Co. who are portfolio managers of some of Brown Brothers Harriman & Co.'s managed accounts (the "Managed Accounts"), evaluates semi-annually the nature and quality of the brokerage and research services provided by brokers, and, based on this evaluation, establishes a list and projected ranking of preferred brokers for use in determining the relative amounts of commissions to be allocated to such brokers. However, in any semi-annual period, brokers not on the list may be used, and the relative amounts of brokerage commissions paid to the brokers on the list may vary substantially from the projected rankings.

         The Trustees of the Portfolio review regularly the reasonableness of commissions and other transaction costs incurred for the Portfolio in light of facts and circumstances deemed relevant from time to time and, in that connection, receive reports from the Investment Manager and published data concerning transaction costs incurred by institutional investors generally.

         Over-the-counter purchases and sales are transacted directly with principal market makers, except in those circumstances in which, in the judgment of the Investment Manager, better prices and execution of orders can otherwise be obtained. If the Portfolio effects a closing transaction with respect to a futures or option contract, such transaction normally would be executed by the same broker-dealer who executed the opening transaction. The writing of options by the Portfolio may be subject to limitations established by each of the exchanges governing the maximum number of options in each class which may be written by a single investor or group of investors acting in concert, regardless of whether the options are written on the same or different exchanges or are held or written in one or more accounts or through one or more brokers. The number of options which the Portfolio may write may be affected by options written by the Investment Manager for other investment advisory clients. An exchange may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.



ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

         Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment). Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the outstanding interests in the Portfolio) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified percentage of the outstanding interests in the Portfolio. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         The end of the Portfolio's fiscal year is December 31.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.


         Investor inquiries may be directed to Signature Broker-Dealer Services, Inc, 21 Milk Street, Boston, MA 02109, 1-800-625-5759.


         The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

         Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The Portfolio's Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of the Portfolio is determined once on each business day.

         There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

         The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open for regular trading. At 4:00 P.M., New York time on each such business day, the value of each investor's beneficial interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 P.M New York time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 P.M. New York time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 4:00 P.M., New York time on the following business day of the Portfolio.

         The net income and capital gains and losses, if any, of the Portfolio are determined at 4:00 p.m., New York time on each business day. Net income for days other than business days is determined as of 4:00 p.m., New York time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated pro rata among the investors in the Portfolio at the time of such determination.

         For this purpose the "net income" of the Portfolio (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium less (ii) all actual and accrued expenses of the Portfolio (including the fees payable to the Investment Adviser, Investment Manager and Administrator of the Portfolio).

         The value of investments listed on a domestic securities exchange is based on the last sale prices as of the regular close of the New York Stock Exchange (which is currently 4:00 P.M New York time) or, in the absence of recorded sales, at the average of readily available closing bid and asked prices on such Exchange.

         Unlisted securities are valued at the average of the quoted bid and asked prices in the over-the-counter market. The value of each security for which readily available market quotations exist is based on a decision as to the broadest and most representative market for such security.

         Securities or other assets for which market quotations are not readily available are valued at fair value in accordance with procedures established by and under the general supervision and responsibility of the Portfolio's Trustees. Such procedures include the use of independent pricing services, which use prices based upon yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. Short-term investments which mature in 60 days or less are valued at amortized cost if their original maturity was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if their original maturity when acquired was more than 60 days, unless this is determined not to represent fair value by the Trustees of the Portfolio.

         If the Portfolio determines that it would be detrimental to the best interest of the remaining investors in the Portfolio to make payment wholly or partly in cash, payment of the redemption price may be made in whole or in part by a distribution in kind of securities from the Portfolio, in lieu of cash, in conformity with the applicable rules of the Securities and Exchange Commission (the "SEC"). If interests are redeemed in kind, the redeeming investor might incur transaction costs in converting the assets into cash. The method of valuing portfolio securities is described above and such valuation will be made as of the same time the redemption price is determined.

         An investor in the Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the New York Stock Exchange is restricted or, to the extent otherwise permitted by the 1940 Act if an emergency exists.


ITEM 19.  TAX STATUS.

         The Portfolio is organized as a New York trust. The Portfolio is not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts. However each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

         It is intended that the Portfolio's assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code.

         Gains or losses on sales of securities by the Portfolio will be treated as long-term capital gains or losses if the securities have been held by it for more than one year except in certain cases where, if applicable, the Portfolio acquires a put or writes a call thereon. Other gains or losses on the sale of securities will be short-term capital gains or losses.

         FOREIGN TAXES. The Portfolio may be subject to foreign withholding taxes with respect to income received from sources within foreign countries.

         OTHER TAXATION. The investment by an investor in the Portfolio does not cause the investor to be liable for any income or franchise tax in the State of New York. Investors are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Portfolio.

ITEM 20.  UNDERWRITERS.

         The placement agent for the Portfolio is Signature Broker-Dealer Services, Inc., which receives no compensation for serving in this capacity. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio acted as placement agent for the Portfolio under the same terms and conditions as set forth herein.

ITEM 21.  CALCULATIONS OF PERFORMANCE DATA.

         Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

     The Portfolio's current annual report to shareholders as filed with the SEC pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder is incorporated herein by reference.

                                     PART C


ITEM 23.  EXHIBITS.


(a)   Declaration of Trust of the Registrant  (1)

(b)   By-Laws of the Registrant(1)

(d) Form of Investment Advisory Agreement between the Registrant and Wafra Investment Advisory Group, Inc.(1)

(d) Form of Investment Management Agreement between the Registrant and Brown Brothers Harriman & Co.(1)

(g)   Custodian Contract between the Registrant and Brown Brothers Harriman (1)

(g)(i)Form of Amendment to Custodian Contract between the Registrant and Brown Brothers Harriman & Co.(1)

(h)   Form of Administration Agreement between the Registrant and
      Brown Brothers Harriman Trust Company(1)

(h)(i) Form of Expense Payment Agreement between the Registrant and Brown Brothers Harriman Trust Company (1)

(l)   Form of Investment representation letters of initial investors(1)

(p)(i) Code of Ethics of the Registrant (2) (ii) Code of Ethics of the Adviser
   (3) (iii)Code of Ethics of the Manager (3) (iv) Code of Ethics of the Placement Agent (3)

17    Financial Data Schedule (1)

----------------
(1) Incorporated herein by reference from the Registration Statement as initially filed with the Securities and Exchange Commission on September 1, 1999.

(2) Incorporated herein by reference from the Registration Statement as filed with the Securities and Exchange Commission on May 1, 2000.

(3) Incorporated herein by reference from the Registration Statement as filed with the Securities and Exchange Commission on May 10, 2001.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

     Not applicable.

ITEM 25.  INDEMNIFICATION.

     Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an Exhibit herewith.

     The Trustees and officers of the Registrant are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

     The Registrant's investment adviser, Wafra Investment Advisory Group, Inc., a U.S. registered investment adviser, acts as investment adviser for numerous investment funds and managed accounts, including other Islamic funds and products.

     To the knowledge of the Registrant, none of the principals or officers of Wafra Investment Advisory Group, Inc. is engaged in any other business, profession, vocation or employment of a substantial nature.

ITEM 27.  PRINCIPAL UNDERWRITERS.

     Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.

     All accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940, as amended, and the Rules thereunder are maintained at the offices of:

         Dow Jones Islamic Market Index Portfolio
         63 Wall Street
         New York, NY  10005

         Brown Brothers Harriman & Co.
         59 Wall Street
         New York, NY 10005
         (investment manager)

         Brown Brothers Harriman Trust Company, LLC
         63 Wall Street
         New York, NY  10005
         (administrator)

         Signature Broker-Dealer Services, Inc.
         21 Milk Street
         Boston, MA  02109
         (placement agent)

         Brown Brothers Harriman & Co.
         40 Water Street
         Boston, MA  02109
         (custodian)

ITEM 29.  MANAGEMENT SERVICES.

     Not applicable.

ITEM 30.  UNDERTAKINGS.

     Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, Dow Jones Islamic Market Index Portfolio has duly caused this registration statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston, Massachusetts on the 30th day of April, 2002.

         DOW JONES ISLAMIC MARKET INDEX PORTFOLIO


         By: /s/PHILIP W. COOLIDGE
             Philip W. Coolidge
             President